For Immediate Release

Contact: Press Contact:	Investor Contact:
Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

BRANDYWINE REALTY TRUST ANNOUNCES JOINT VENTURE WITH
MACQUARIE OFFICE TRUST

PLYMOUTH MEETING, PA, DECEMBER 9, 2003 –– Brandywine Realty Trust (NYSE: BDN) (the “Company”) announced today the formation of a strategic joint venture with Macquarie Office Trust (“MOF”), an Australian listed property trust. Upon formation of the venture, the Company contributed two Class A office buildings, 1 and 3 Christina Centre, valued at $112.8 million. MOF’s investment will represent an 80% interest in the venture. The venture has obtained $74.5 million of five-year fixed rate mortgage debt on the properties. As a result, the Company will generate $105.0 million of cash proceeds, and retain a 20% interest in the venture.

The two buildings are located in the Philadelphia sub-market of Wilmington, Delaware, contain a total of 632,797 square feet and are 100% occupied. Bank One Corporation (through its credit card subsidiary) is the primary tenant in the buildings with leases that represent approximately 91% of the aggregate space. Under the terms of the agreement the Company will provide leasing, property management and construction management services to the venture for market rate fees. In addition, the Company may earn incentive payments if performance measures are achieved.

The Company utilized approximately $53.4 million of the cash proceeds to repay without penalty the existing mortgage debt on the properties that was scheduled to mature in February 2004. The balance of the proceeds of approximately $51.6 million will be used for the Company’s portion of transaction costs and to repay borrowings under the Company’s line of credit.

The Company continues to affirm its earnings guidance from its October 23, 2003 press release and continues to expect full year 2004 Earnings per Share (EPS) of $1.18 to $1.31 and Funds from Operations (FFO) to be $2.60 to $2.70 per share. The Company is introducing guidance for the first quarter of 2004 of EPS of $0.25 to $0.27 and FFO of $0.61 to $0.63 per share. The first quarter guidance incorporates the same key and variable assumptions stated in the aforementioned October 23, 2003 press release and in addition incorporates the earnings impact of our joint venture with Macquarie.

Brandywine President and Chief Executive Officer Gerard H. Sweeney commented, “This transaction is yet another step in our balance sheet strengthening program and we are delighted to be initiating a relationship with Macquarie Office Trust. They are astute real estate investors with an excellent reputation. Strategically, this venture provides a credible, high quality source of capital as we continue to expand our operating platform.”

Macquarie Office Trust Chief Executive Officer Simon Jones commented, “We are very pleased with the enhanced earnings our Trust will derive from this acquisition. Brandywine is a high quality partner with a strong track record. We are excited about increasing Macquarie Office Trust’s exposure to the North American markets.”

Macquarie Capital Partners initiated the transaction and served as the financial advisor to Brandywine Realty Trust. Also advising the Company was Lazard Freres & Co. LLC.

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

About Macquarie Office Trust
Macquarie Office Trust is listed on the Australian Stock Exchange (ASX: MOF) and is one of Australia’s larger specialist commercial property owners, with $1.2 billion of quality office properties across Australia. The Trust is one of several listed and unlisted vehicles managed by Macquarie Property Investment Management and its Associates, a group with over $7.2 billion of property funds under management. Macquarie Property Investment Management is owned by Macquarie Bank Limited, Australia’s largest listed investment bank, with headquarters in Sydney and regional offices located around the world, employing approximately 5,000 staff.

For more information, visit the Macquarie Office Trust website at www.macquarie.com.au/officetrust.

About Brandywine Realty Trust
Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mt. Laurel, NJ and Richmond, VA is one of the Mid-Atlantic region's largest full service real estate companies. Brandywine owns, manages or has an ownership interest in 281 office and industrial properties, aggregating 20.3 million square feet.

For more information, visit Brandywine's website at www.brandywinerealty.com.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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